SLM Student Loan Trust 2004-2
Quarterly Servicing Report
Report Date: 09/30/2004 Reporting Period: 07/01/04-09/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		06/30/04	Activity	09/30/2004
A	i	Portfolio Balance	$2,924,061,089.45	$(58,439,160.86)	$2,865,621,928.59
	ii	Interest to be Capitalized	6,722,797.40		7,224,056.73

	iii	Total Pool	$2,930,783,886.85		$2,872,845,985.32

	iv	Specified Reserve Account Balance	7,326,959.72		7,182,114.96
	v	Capitalized Interest	34,000,000.00		34,000,000.00

	vi	Total Adjusted Pool	$2,972,110,846.57		$2,914,028,100.28

B	i	Weighted Average Coupon (WAC)	5.251%		5.234%
	ii	Weighted Average Remaining Term	254.84		253.95
	iii	Number of Loans	164,795		161,725
	iv	Number of Borrowers	105,715		103,349
	v	Aggregate Outstanding Principal Balance — T-Bill	$574,843,980.49		$554,222,667.05
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$2,355,939,906.36		$2,318,623,318.27

	Notes			Spread/Coupon	Exchange Rate	Balance 07/26/04	Balance 10/25/04
C	i	A-1 Notes	78442GKX3	-0.010%	1.00000	$252,291,846.57	$194,209,100.28
	ii	A-2 Notes	78442GKY1	0.020%	1.00000	$437,000,000.00	$437,000,000.00
	iii	A-3 Notes	78442GKZ8	0.080%	1.00000	$408,000,000.00	$408,000,000.00
	iv	A-4 Notes	78442GLA2	0.130%	1.00000	$522,074,000.00	$522,074,000.00
	v	A-5* Notes	XS0187454706	0.180%	1.26050	€500,000,000.00	€500,000,000.00
	vi	A-6* Notes	XS0187456156	4.400%	1.26050	€500,000,000.00	€500,000,000.00
	vii	B Notes	78442GLB0	0.470%	1.00000	$92,245,000.00	$92,245,000.00

	Reserve Account		07/26/04	10/25/04
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)		$—
	iii	Specified Reserve Acct Balance ($)	$7,326,959.72	$7,182,114.96
	iv	Reserve Account Floor Balance ($)	$4,516,068.00	$4,516,068.00
	v	Current Reserve Acct Balance ($)	$7,326,959.72	$7,182,114.96

	Other Accounts		07/26/04	10/25/04
E	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Account	$34,000,000.00	$34,000,000.00
	iii	Principal Accumulation Account (A-6)	$—	$—
	iv	Supplemental Interest Account (A-6)	$—	$—
	v	Investment Reserve Account	$—	$—
	vi	Investment Premium Purchase Account	$—	$—
	vii	Foreign Currency Account (Euros)	€—	€—

	Asset/Liability		07/26/04	10/25/2004
F	i	Total Adjusted Pool	$2,972,110,846.57	$2,914,028,100.28
	ii	Total $ equivalent Notes	$2,972,110,846.57	$2,914,028,100.28
	iii	Difference	$—	$—
	iv	Parity Ratio	1.00000	1.00000

*A-5 and A-6 Notes are denominated in Euros

II. 2004-2 Transactions from: 07/01/04 through: 09/30/04

A	Student Loan Principal Activity
	i	Regular Principal Collections	$64,623,296.16
	ii	Principal Collections from Guarantor	5,292,609.45
	iii	Principal Reimbursements	804,801.98
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$70,720,707.59

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$30,925.20
	ii	Capitalized Interest	(12,312,471.93)

	iii	Total Non-Cash Principal Activity	$(12,281,546.73)

C	Total Student Loan Principal Activity		$58,439,160.86

D	Student Loan Interest Activity
	i	Regular Interest Collections	$22,939,675.59
	ii	Interest Claims Received from Guarantors	261,523.98
	iii	Collection Fees/Returned Items	10,970.79
	iv	Late Fees	376,793.88
	v	Interest Reimbursements	2,762.42
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,370,281.05
	viii	Subsidy Payments	1,843,851.57

	ix	Total Interest Collections	$26,805,859.28

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$232.54
	ii	Capitalized Interest	12,312,471.93

	iii	Total Non-Cash Interest Adjustments	$12,312,704.47

F	Total Student Loan Interest Activity		$39,118,563.75

G	Non-Reimbursable Losses During Collection Period		$29,706.99

H	Cumulative Non-Reimbursable Losses to Date		$29,706.99

III. 2004-2 Collection Account Activity 07/01/04 through 09/30/04

A	Principal Collections
	i	Principal Payments Received	$35,062,374.50
	ii	Consolidation Principal Payments	34,853,531.11
	iii	Reimbursements by Seller	514.10
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	432.41
	vi	Re-purchased Principal	803,855.47

	vii	Total Principal Collections	$70,720,707.59

B	Interest Collections
	i	Interest Payments Received	$26,164,866.96
	ii	Consolidation Interest Payments	250,465.23
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	667.85
	vi	Re-purchased Interest	2,094.57
	vii	Collection Fees/Return Items	10,970.79
	viii	Late Fees	376,793.88

	ix	Total Interest Collections	$26,805,859.28

C	Other Reimbursements		$366,433.21

D	Reserves In Excess of the Requirement		$144,844.76

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$360,189.21

M	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$98,398,034.05
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,423,842.98)
		Consolidation Loan Rebate Fees	$(6,951,992.04)

N	NET AVAILABLE FUNDS		$89,022,199.03

O	Servicing Fees Due for Current Period		$1,198,512.88

P	Carryover Servicing Fees Due		$—

Q	Administration Fees Due		$25,000.00

	Total Fees Due for Period		$1,223,512.88

IV. 2004-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/04	09/30/04	06/30/04	09/30/04	06/30/04	09/30/04	06/30/04	09/30/04	06/30/04	09/30/04
INTERIM:

In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT

Active
Current	5.204%	5.204%	115,124	112,154	69.859%	69.349%	$1,854,380,916.01	$1,823,754,388.94	63.418%	63.643%
31-60 Days Delinquent	6.439%	6.304%	4,788	4,813	2.905%	2.976%	79,234,659.97	78,435,037.15	2.710%	2.737%
61-90 Days Delinquent	6.491%	6.383%	2,640	2,598	1.602%	1.606%	42,159,681.87	42,741,790.86	1.442%	1.492%
91-120 Days Delinquent	6.287%	6.555%	1,509	1,429	0.916%	0.884%	23,849,886.78	22,876,574.78	0.816%	0.798%
> 120 Days Delinquent	6.871%	6.910%	3,567	3,453	2.165%	2.135%	63,314,590.64	57,706,488.34	2.165%	2.014%

Deferment
Current	4.551%	4.515%	15,513	16,569	9.414%	10.245%	370,721,898.21	381,132,161.59	12.678%	13.300%

Forbearance
Current	5.395%	5.363%	21,556	20,396	13.080%	12.612%	488,465,062.17	453,861,433.32	16.705%	15.838%
TOTAL REPAYMENT	5.250%	5.231%	164,697	161,412	99.941%	99.806%	$2,922,126,695.65	$2,860,507,874.98	99.934%	99.822%
Claims in Process (1)	6.788%	7.337%	98	313	0.059%	0.194%	$1,934,393.80	$5,114,053.61	0.066%	0.178%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	5.251%	5.234%	164,795	161,725	100.000%	100.000%	$2,924,061,089.45	$2,865,621,928.59	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2004-2 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period						$35,921,394.13
B	Interest Subsidy Payments Accrued During Collection Period						1,789,355.70
C	SAP Payments Accrued During Collection Period						2,882,664.54
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)						360,189.21
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)						0.00
F	Consolidation Loan Rebate Fees						(6,951,992.04)

G	Net Expected Interest Collections						$34,001,611.54

H	Interest Rate Cap Payments Due to the Trust						Cap

	i	Cap Notional Amount					$485,000,000.00
	ii	Libor					1.66000%
	iii	Cap %					5.00000%
	iv	Excess Over Cap ( ii-iii)					0.00000%
	v	Cap Payments Due to the Trust					$0.00

I		Foreign Currency Interest Rate Swaps

		Swap Payments					A-5 Swap	A-6 Swap

		i	Notional Swap Amount (USD)				$630,250,000	$630,250,000
		ii	Notional Swap Amount (Euros)				€500,000,000	€500,000,000

		SLM Student Loan Trust Pays:
		i	3 Month Libor				1.66000%	1.66000%
		iii	Spread				0.2254%	0.1750%

		iii	Pay Rate				1.88540%	1.83500%
		iv	Gross Swap Payment Due Counterparty on			10/25/04	$3,003,690.97	$2,923,397.12
		v	Days in Period		07/26/04	10/25/04	91	91

		Counterparty Pays:
		vi	Fixed Rate Equal To Respective Reset Note Rate				2.30000%	4.40000%
		vii	Gross Swap Receipt Due Paying Agent on			10/25/04	€2,906,944.44	€0.00
		viii	Days in Period	A-5	07/26/04	10/25/04	91
				A-6	03/04/04	04/25/05		417

VI. 2004-2 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.0041708	(07/26/04 - 10/25/04)	1.65000%	LIBOR
B	Class A-2 Interest Rate	0.0042467	(07/26/04 - 10/25/04)	1.68000%	LIBOR
C	Class A-3 Interest Rate	0.0043983	(07/26/04 - 10/25/04)	1.74000%	LIBOR
D	Class A-4 Interest Rate	0.0045247	(07/26/04 - 10/25/04)	1.79000%	LIBOR
E	Class A-5 Interest Rate	0.0058139	(07/26/04 - 10/25/04)	2.30000%	EURIBOR
F	Class A-6 Interest Rate*	0.0000000	(03/04/04 - 04/25/05)	0.00000%	FIXED
G	Class B Interest Rate	0.0053842	(07/26/04 - 10/25/04)	2.13000%	LIBOR

* Fixed rate Euros to be paid to noteholders annually

VII. 2004-2 Inputs From Original Data 06/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,924,061,089.45
	ii	Interest To Be Capitalized	6,722,797.40

	iii	Total Pool	$2,930,783,886.85
	iv	Specified Reserve Account Balance	7,326,959.72
	v	Capitalized Interest	34,000,000.00

	vi	Total Adjusted Pool	$2,972,110,846.57

B	Total Note and Certificate Factor		0.9665970
C	Total Note Balance		$2,972,110,846.57

D	Note Balance 07/26/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.7106813	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$252,291,846.57	$437,000,000.00	$408,000,000.00	$522,074,000.00	€500,000,000.00	€500,000,000.00	$92,245,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00

H	Reserve Account Balance		$7,326,959.72
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-2 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 04/27/2009 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III-N)		$89,022,199.03	$89,022,199.03

B	Primary Servicing Fees-Current Month		$1,198,512.88	$87,823,686.15

C	Administration Fee		$25,000.00	$87,798,686.15

D	Aggregate Quarterly Funding Amount		$0.00	$87,798,686.15

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$1,052,267.24	$86,746,418.91
	ii	Class A-2	$1,855,793.33	$84,890,625.58
	iii	Class A-3	$1,794,520.00	$83,096,105.58
	iv	Class A-4	$2,362,239.83	$80,733,865.75
	v	Class A-5 USD payment to the swap counterparty	$3,003,690.97	$77,730,174.78
	vi	Class A-6 USD payment to the swap counterparty*	$2,923,397.12	$74,806,777.66

		Total	$12,991,908.49

F	Class B Noteholders’ Interest Distribution Amount		$496,662.45	$74,310,115.21

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$58,082,746.29	$16,227,368.92
	ii	Class A-2	$0.00	$16,227,368.92
	iii	Class A-3	$0.00	$16,227,368.92
	iv	Class A-4	$0.00	$16,227,368.92
	v	Class A-5 USD payment to the swap counterparty	$0.00	$16,227,368.92
	vi	Class A-6 USD payment to the swap counterparty**	$0.00	$16,227,368.92

		Total	$58,082,746.29

H	Supplemental Interest Account Deposit		$0.00	$16,227,368.92

I	Investment Reserve Account Required Amount		$0.00	$16,227,368.92

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$16,227,368.92

K	Increase to the Specified Reserve Account Balance		$0.00	$16,227,368.92

L	Investment Premium Purchase Account Deposit		$0.00	$16,227,368.92

M	Carryover Servicing Fees		$0.00	$16,227,368.92

N	Remaining Swap Termination Fees		$0.00	$16,227,368.92

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$16,227,368.92

	Excess to Excess Distribution Certificate Holder		$16,227,368.92	$0.00

*	Fixed rate Euro interest to be paid to noteholders annually

**	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2004-2 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$7,326,959.72
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$7,326,959.72
	iv	Required Reserve Account Balance	$7,182,114.96
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve - Release to Collection Account	$144,844.76
	vii	End of Period Account Balance	$7,182,114.96

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$34,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$—
	iii	End of Period Account Balance	$34,000,000.00

C	Remarketing Fee Account		A-6

	i	Next Reset Date	04/25/2014
	ii	Reset Period Target Amount	$—
	iii	Quarterly Required Amount	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—
	v	Quarterly Funding Amount	$—
	vi	Reset Period Target Amount Excess	$—

	vii	End of Period Account Balance (net of investment earnings)	$—

D	Accumulation Accounts
	i	Class A-6 Accumulation Account Beginning Balance	$—
	ii	Principal deposits for payment on the next Reset Date	$—
	iii	Principal Payments to the A-6 Noteholders on Reset Date	$—

	iv	Ending A-6 Accumulation Account Balance	$—

E	Supplemental Interest Account
	i	Three Month Libor Determined: n/a	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a

	iv	Class A-6 Supplemental Interest Account Beginning Balance	$—
	v	Funds Released into Collection Account	$—
	vi	Number of Days Through Next Reset Date	3,469
	vii	Class A-6 Supplemental Interest Account Deposit Amount	$—

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$—
	ii	Required Quarterly Deposit	$—
	iii	Eligible Investments Purchase Premium Paid	$—
	iv	Funds Released into Collection Account	$—

	v	End of Period Account Balance	$—

G	Investment Reserve Account
	i	Balance	$—
	ii	Requirement	$—
	iii	Funds Released into Collection Account	$—
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-2 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$1,052,267.24	$1,855,793.33	$1,794,520.00	$2,362,239.83	€2,906,944.44	€—	$496,662.45
	ii	Quarterly Interest Paid	1,052,267.24	1,855,793.33	1,794,520.00	2,362,239.83	2,906,944.44	0.00	496,662.45

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	iv	Quarterly Principal Due	$58,082,746.29	$0.00	$0.00	$0.00	€—	€—	$0.00
	v	Quarterly Principal Paid	58,082,746.29	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Total Distribution Amount	$59,135,013.53	$1,855,793.33	$1,794,520.00	$2,362,239.83	€2,906,944.44	€—	$496,662.45

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 7/26/2004	$2,972,110,846.57
	ii	Adjusted Pool Balance 9/30/2004	2,914,028,100.28

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$58,082,746.29

	iv	Adjusted Pool Balance 6/30/2004	$2,972,110,846.57
	v	Adjusted Pool Balance 9/30/2004	2,914,028,100.28

	vi	Current Principal Due (iv-v)	$58,082,746.29

	vii	Principal Shortfall from Previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$58,082,746.29

	ix	Principal Distribution Amount Paid	$58,082,746.29

	x	Principal Shortfall (viii - ix)	$—

C	Note Balances			7/26/2004	10/25/2004
	i	A-1 Note Balance	78442GKX3	$252,291,846.57	$194,209,100.28
		A-1 Note Pool Factor		0.7106813	0.5470679

	ii	A-2 Note Balance	78442GKY1	$437,000,000.00	$437,000,000.00
		A-2 Note Pool Factor		1.0000000	1.0000000

	iii	A-3 Note Balance	78442GKZ8	$408,000,000.00	$408,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GLA2	$522,074,000.00	$522,074,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	A-5 Note Balance	XS0187454706	€500,000,000.00	€500,000,000.00
		A-5 Note Pool Factor		1.0000000	1.0000000

	vi	A-6 Note Balance	XS0187456156	€500,000,000.00	€500,000,000.00
		A-6 Note Pool Factor		1.0000000	1.0000000

	vii	B Note Balance	78442GLB0	$92,245,000.00	$92,245,000.00
		B Note Pool Factor		1.0000000	1.0000000

XII. 2004-2 Historical Pool Information

			7/1/04-9/30/04	4/1/04-6/30/04	02/10/04-03/31/04

Beginning Student Loan Portfolio Balance			$2,924,061,089.45	$2,963,153,401.89	$3,003,500,964.92

	Student Loan Principal Activity
	i	Regular Principal Collections	$64,623,296.16	$38,986,127.73	$27,317,888.94
	ii	Principal Collections from Guarantor	5,292,609.45	2,611,212.71	148,963.59
	iii	Principal Reimbursements	804,801.98	8,729,027.58	21,609,660.11
	iv	Other System Adjustments	—	—	—

	v	Total Principal Collections	$70,720,707.59	$50,326,368.02	$49,076,512.64
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$30,925.20	$366.83	$(195.44)
	ii	Capitalized Interest	(12,312,471.93)	(11,234,422.41)	(8,728,754.17)

	iii	Total Non-Cash Principal Activity	$(12,281,546.73)	$(11,234,055.58)	$(8,728,949.61)

(-)	Total Student Loan Principal Activity		$58,439,160.86	$39,092,312.44	$40,347,563.03

	Student Loan Interest Activity
	i	Regular Interest Collections	$22,939,675.59	$23,590,422.99	$14,969,710.41
	ii	Interest Claims Received from Guarantors	261,523.98	43,945.47	2,484.26
	iii	Collection Fees/Returned Items	10,970.79	6,886.67	2,022.10
	iv	Late Fee Reimbursements	376,793.88	345,564.19	210,689.04
	v	Interest Reimbursements	2,762.42	54,255.89	89,100.44
	vi	Other System Adjustments	—	—	—
	vii	Special Allowance Payments	1,370,281.05	612,586.98	—
	viii	Subsidy Payments	1,843,851.57	1,048,736.69	—

	ix	Total Interest Collections	$26,805,859.28	$25,702,398.88	$15,274,006.25

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$232.54	$(71.50)	$(322.91)
	ii	Capitalized Interest	12,312,471.93	11,234,422.41	8,728,754.17

	iii	Total Non-Cash Interest Adjustments	$12,312,704.47	$11,234,350.91	$8,728,431.26

	Total Student Loan Interest Activity		$39,118,563.75	$36,936,749.79	$24,002,437.51

(=)	Ending Student Loan Portfolio Balance		$2,865,621,928.59	$2,924,061,089.45	$2,963,153,401.89
(+)	Interest to be Capitalized		$7,224,056.73	$6,722,797.40	$5,734,570.18

(=)	TOTAL POOL		$2,872,845,985.32	$2,930,783,886.85	$2,968,887,972.07

(+)	Reserve Account Balance		$7,182,114.96	$7,326,959.72	$7,422,219.93

(+)	Capitalized Interest		$34,000,000.00	$34,000,000.00	$34,000,000.00

(=)	Total Adjusted Pool		$2,914,028,100.28	$2,972,110,846.57	$3,010,310,192.00

XIII. 2004-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Apr-04	$2,968,887,972	7.33%
Jul-04	$2,930,783,887	5.26%
Oct-04	$2,872,845,985	5.60%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.